UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 8, 2017

Date of Report (Date of earliest event reported)

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 First Avenue
Sunnyvale, California	94089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 8, 2017, Yahoo! Inc., a Delaware corporation (“Yahoo” or the “Company”), held a special meeting of its stockholders (the “Special Meeting”) to vote on the proposals described in detail in the notice of the Special Meeting and the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2017 (the “Proxy Statement”). The final voting results regarding each proposal are set forth below. As of April 20, 2017, the record date for the Special Meeting, there were 958,131,387 shares of Yahoo common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, there were 682,046,318 shares of Yahoo common stock represented in person or by proxy, which number constituted a quorum.

1.	(a) Authorization of the sale to Verizon Communications Inc. (“Verizon”) of Yahoo’s operating business (the “Sale Transaction”) and (b) adoption of an amendment to the indemnification and exculpation provisions of the Company’s certificate of incorporation (the “Sale Proposal”) was approved based upon the following votes:

For	Against	Abstain
608,321,122	71,553,656	2,171,540

2.	Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to Yahoo’s named executive officers in connection with the completion of the Sale Transaction was approved based upon the following votes:

For	Against	Abstain
624,420,942	54,947,683	2,677,693

3.	In light of the approval of the Sale Proposal, the adjournment proposal described in the Proxy Statement was rendered moot and was not presented at the Special Meeting.

Forward-Looking Statements

This communication contains forward-looking statements concerning the Sale Transaction. Risks and uncertainties may cause actual results to differ materially from the results predicted. Potential risks and uncertainties include, among others: (i) the closing of the Sale Transaction may be delayed or not occur at all; (ii) the existence or occurrence of any event, change, or other circumstance that could give rise to the termination of the definitive stock purchase agreement, which, in addition to other adverse consequences, could result in the Company incurring substantial fees, including, in certain circumstances, the payment of a termination fee to Verizon under the definitive stock purchase agreement; (iii) the net proceeds that the Company will receive from Verizon is subject to uncertainties as a result of the purchase price adjustments in the definitive stock purchase agreement; (iv) the initiation or outcome of any legal proceedings or regulatory proceedings that have been or may be instituted against Yahoo and its directors and/or officers relating to the Sale Transaction; and (v) following the closing of the Sale Transaction, the Company will be required to register and be regulated as an investment company under the Investment Company Act of 1940, which will result in, among other things, the Company having to comply with the regulations thereunder, certain stockholders potentially being prohibited from holding or acquiring shares of the Company, and the Company likely being removed from the Standard and Poor’s 500 Index and other indices which could have an adverse impact on the Company’s share price following the Sale Transaction.

More information about other potential factors that could affect Yahoo’s business and financial results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yahoo’s Annual Report on Form 10-K for the year ended December 31, 2016, as amended, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which are on file with the SEC and available on the SEC’s website at www.sec.gov. All information set forth in this communication is as of June 9, 2017. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

	By:	/s/ Marissa A. Mayer
Marissa A. Mayer
Chief Executive Officer
Date: June 9, 2017